Exhibit 99.1

FOR IMMEDIATE RELEASE

Berkeley Lights Announces Appointment of Scott Chaplin as Chief Legal Officer

EMERYVILLE, Calif., September 19, 2022 -- Berkeley Lights, Inc. (Nasdaq: BLI), a leader in digital cell biology, today announced that Scott Chaplin has been named the Company’s chief legal officer and corporate secretary, effective immediately. Mr. Chaplin will have overall responsibility for the corporate legal function, including contracts, governance, compliance and management of its extensive intellectual property and patent portfolio. As chief legal officer, he will serve as an adviser to the CEO, Board of Directors, and senior management members.

“We are thrilled to welcome Scott to the Berkeley Lights leadership team,” said Siddhartha Kadia, Ph.D., chief executive officer of Berkeley Lights. “Scott is a proven public company executive with more than 25 years of experience serving in various legal positions at companies ranging from startups to Fortune 500 entities. His diverse skillset in managing corporate functions including human resources, compliance, contracts, communications, and government relations make him an excellent addition to our company. I look forward to benefitting from the perspective that Scott will bring to our executive team as we continue to progress our strategy and accelerate the use of cell-based products for the benefit of patients around the world.”

Prior to Berkeley Lights, Mr. Chaplin served as chief legal and people officer at Shield AI, a technology company focused on AI software, robotics, and autonomy solutions for the national security sector. Under his leadership, the company scaled organically and through strategic acquisitions from a startup company to more than $2B in valuation. Prior to Shield AI, Mr. Chaplin was chief legal and human resources officer at Vista Outdoor, Inc., where he led numerous acquisitions leading to a diverse portfolio of 30 different company brands. In addition, Mr. Chaplin worked for Alliant Techsystems and Stanley, Inc. in a variety of legal roles. He also worked as an adjunct professor of law at American University, Washington College of Law and as an attorney for Morgan, Lewis & Bockius LLP and Reed Smith LLP, both in Washington, D.C.

“I’m pleased to join the Berkeley Lights management team during this exciting time for the company,” said Mr. Chaplin. “Berkeley Lights’ focus on its game-changing technology geared towards making a positive impact on human health makes it the ideal place for me. I am eager to hit the ground running and become part of the Berkeley Lights organization while leveraging my legal knowledge to further guide the company through its next phase of growth.”

Mr. Chaplin earned a B.A. degree from the University of Massachusetts Amherst and a Juris Doctor degree from American University, Washington College of Law. He is a member of the California and District of Columbia bar associations.

About Berkeley Lights

Berkeley Lights is a leading digital cell biology company focused on enabling and accelerating the rapid development and commercialization of biotherapeutics and other cell-based products for our customers. The Berkeley Lights Platform captures deep phenotypic, functional, and genotypic information for thousands of single cells in parallel and can also deliver the live biology customers desire in the form of the best cells. Our platform is a fully integrated, end-to-end solution, comprised of proprietary consumables, including our OptoSelect® chips and reagent kits, advanced automation systems, and application software. We developed the Berkeley Lights Platform to provide the most advanced environment for rapid functional characterization of single cells at scale, the goal of which is to establish an industry standard for our customers throughout their cell-based product value chain.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Berkeley Lights or its products, they are forward-looking statements reflecting the current beliefs and expectations of management. Such forward-looking statements involve substantial known and unknown risks and uncertainties that relate to future events, and actual results and product performance could differ significantly from those expressed or implied by the forward-looking statements. Berkeley Lights undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties relating to the Company’s growth and continual evolution see the statements in the "Risk Factors" sections, and elsewhere, in our filings with the U.S. Securities and Exchange Commission.

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